Exhibit 99.1

UnionBanCal Corporation Reports Fourth Quarter Net Income of $123 Million, Full Year Net Income of $629 Million

Fourth Quarter Highlights:

  Completed the acquisition of Pacific Capital Bancorp (PCBC) on December 1, 2012.
  Completed the acquisition of Smartstreet on October 26, 2012.
  Net income was $123 million, down slightly from $124 million for the prior quarter, and down from $129 million for the year-ago quarter.
  Total provision for credit losses was a benefit of $15 million, compared with a provision of $41 million for the prior quarter, and a provision of $9 million for the year-ago quarter.
  Solid underlying credit quality metrics, including the acquisition of PCBC. Excluding purchased credit-impaired (PCI) loans and FDIC covered other real estate owned (OREO):
    Nonperforming assets at quarter-end were $520 million, or 0.54 percent of total assets, down from $526 million, or 0.60 percent of total assets, at September 30, 2012.
    Net charge-offs were less than $1 million for the fourth quarter, compared with $40 million, or an annualized 0.29 percent of average total loans, for the prior quarter. The prior quarter included $17 million in residential mortgage and home equity net charge-offs due to implementation of new regulatory guidance.
  Net interest margin was 3.23 percent, down from 3.32 percent for the prior quarter, and down from 3.29 percent for the year-ago quarter.
  Average total loans, excluding PCI loans, were $56.5 billion, up from $54.7 billion for the prior quarter, and up from $51.3 billion for the year-ago quarter.
  Core deposits at December 31, 2012, were $63.8 billion, up from $55.1 billion at September 30, 2012, and up from $52.8 billion at December 31, 2011.
  Capital ratios remained strong during the quarter. Including the December 1, 2012, acquisition of PCBC:
    Tier 1 common capital ratio, measured using Basel I risk-weighted assets, was 12.35 percent at December 31, 2012, down 142 basis points from 13.77 percent at September 30, 2012.
    Tangible common equity ratio was 9.92 percent at December 31, 2012, down 154 basis points from 11.46 percent at September 30, 2012.
  Full Year Highlights:
    Net income was $629 million, down from $778 million for the prior year.
    Total provision for credit losses was $8 million, compared with a benefit of $231 million for the prior year.
    Excluding PCI loans, net charge-offs were $123 million, or 0.23 percent of average total loans, down from $235 million, or 0.48 percent of average total loans, for the prior year.

SAN FRANCISCO--(BUSINESS WIRE)--January 25, 2013--UnionBanCal Corporation (the Company), parent company of San Francisco-based Union Bank, N.A., today reported fourth quarter 2012 results. Net income for the fourth quarter was $123 million, down slightly from $124 million for the prior quarter, and down from $129 million for the year-ago quarter. Higher total revenue and a benefit from the provision for credit losses were offset by higher noninterest expense, which increased primarily due to merger costs related to the acquisition of PCBC.

On December 1, 2012, the Company completed the $1.5 billion purchase of PCBC, a bank holding company headquartered in Santa Barbara, California. As part of the transaction, Santa Barbara Bank & Trust, N.A., was merged with and into the Company’s primary subsidiary, Union Bank, N.A. (Union Bank), on December 3, 2012, with Union Bank continuing as the surviving entity. In the transaction, Union Bank acquired $3.8 billion in loans held for investment and $4.7 billion in deposits, as of December 1, 2012.

On October 26, 2012, the Company completed the acquisition of Smartstreet, formerly a division of PNC Bank, N.A., which provides banking services nationwide to homeowners associations (HOA) and community association management companies. In the transaction, Union Bank acquired approximately $1 billion in deposits.

Summary of Fourth Quarter Results

Fourth Quarter Total Revenue

For fourth quarter 2012, total revenue (net interest income plus noninterest income) was $889 million, up $46 million, or 5 percent, compared with third quarter 2012. Net interest income increased 2 percent, and noninterest income increased 17 percent. The net interest margin was 3.23 percent, down 9 basis points compared with 3.32 percent for the prior quarter.

Net interest income for fourth quarter 2012 was $668 million, up $14 million, or 2 percent, compared with third quarter 2012. The increase in net interest income was primarily due to an increase in loans held for investment, which included organic growth and the PCBC acquisition. The net interest margin declined primarily due to a higher level of interest bearing deposits in banks and a lower yield on securities.

Average total loans, excluding PCI loans, increased $1.9 billion, or 3 percent, compared with third quarter 2012, primarily due to organic growth in commercial and industrial loans and residential mortgage loans, and the PCBC acquisition. Deposit balances grew significantly during the quarter, primarily due to the PCBC and Smartstreet acquisitions. Average interest bearing deposits increased $2.9 billion, or 7 percent, and average noninterest bearing deposits increased $2.3 billion, or 11 percent.

For fourth quarter 2012, noninterest income was $221 million, up $32 million, or 17 percent, compared with third quarter 2012. Higher other noninterest income, which increased primarily due to a gain on the sale of Visa, Inc., Class B common shares and higher gains on the sale of private equity investments, was partially offset by lower gains on the sale of securities.

Compared to fourth quarter 2011, total revenue grew $98 million, with net interest income up 4 percent and noninterest income up 46 percent. Net interest income increased $28 million compared with the year-ago quarter, primarily due to loan growth. The net interest margin declined 6 basis points, primarily due to a higher level of interest bearing deposits in banks and a lower yield on securities.

Average total loans, excluding PCI loans, increased $5.2 billion, or 10 percent, compared with fourth quarter 2011, primarily due to organic growth in commercial and industrial loans and residential mortgage loans, as well as the PCBC acquisition. Average interest bearing deposits increased $3.0 billion, or 7 percent, and average noninterest bearing deposits increased $3.7 billion, or 19 percent.

Noninterest income increased $70 million, or 46 percent, compared with fourth quarter 2011, primarily due to higher other noninterest income and higher net gains on the sale of securities related to portfolio rebalancing activities. Other noninterest income increased primarily due to the fourth quarter 2012 gain on the sale of Visa, Inc., Class B common shares and higher gains on private equity investments.

Fourth Quarter Noninterest Expense

Noninterest expense for fourth quarter 2012 was $715 million, up $77 million, or 12 percent, compared with third quarter 2012. One-time merger costs and ongoing operating expenses related to acquisitions, primarily the PCBC acquisition, accounted for $56 million of the increase. The remaining $21 million of the increase was primarily due to higher professional and outside services expense, most of which increased due to various regulatory and compliance projects.

Noninterest expense for fourth quarter 2012 was up $96 million, or 16 percent, compared with fourth quarter 2011, primarily due to the same reasons as the sequential quarter increase.

Full Year 2012 Results

For full year 2012, net income was $629 million, compared with net income of $778 million for full year 2011. The $149 million decrease in net income was primarily due to the after-tax effect of a $239 million increase in total provision for credit losses.

Total revenue for full year 2012 was $3.4 billion, an increase of $127 million, or 4 percent, compared with 2011. Net interest income increased $156 million, or 6 percent, primarily due to higher average earning assets and higher interest income on PCI loans. Noninterest income decreased $29 million, or 4 percent. Noninterest expense increased $151 million, or 6 percent, primarily due to a $94 million increase in salaries and employee benefits expense, which increased primarily due to higher pension expense and merger costs related to acquisitions. The effective tax rate for full year 2012 was 26.5 percent, compared with an effective tax rate of 29.4 percent for 2011. The decrease in the effective tax rate was primarily due to the impact of tax-exempt income and tax credits on lower pretax income in 2012.

Balance Sheet

At December 31, 2012, the Company had total assets of $97.0 billion, up $7.3 billion, or 8 percent, compared with December 31, 2011. Loan growth accounted for most of the increase in assets during the year. At December 31, 2012, total deposits were $74.3 billion, up $9.8 billion, or 15 percent, compared with December 31, 2011. Core deposits at December 31, 2012, were $63.8 billion, up $10.9 billion, or 21 percent, compared with December 31, 2011.

Credit Quality

Excluding PCI loans and FDIC covered OREO, nonperforming assets ended the quarter at $520 million, or 0.54 percent of total assets; down from $526 million, or 0.60 percent of total assets, at September 30, 2012; and down from $618 million, or 0.70 percent of total assets, at December 31, 2011.

Excluding PCI loans, net charge-offs were less than $1 million for fourth quarter 2012. This was down from net charge-offs of $40 million, or an annualized 0.29 percent of average total loans, for third quarter 2012, and down from net charge-offs of $29 million, or an annualized 0.21 percent of average total loans, for fourth quarter 2011. Third quarter 2012 included $17 million in residential mortgage and home equity net charge-offs resulting from the implementation of new regulatory guidance.

The total provision for credit losses is comprised of the provision for loan losses and the provision for losses on off-balance sheet commitments, which is classified in noninterest expense. In fourth quarter 2012, the provision for loan losses was a benefit of $5 million and the reversal of provision for losses on off-balance sheet commitments was a benefit of $10 million, for a total benefit of $15 million for fourth quarter 2012. This compares with a total provision for credit losses of $41 million for third quarter 2012. The primary drivers of the lower provision were lower charge-offs in the consumer loan portfolio, higher net recoveries in the commercial loan portfolio, and improved credit quality across the entire portfolio.

The allowance for credit losses as a percent of total loans, excluding PCI loans, was 1.31 percent at December 31, 2012, compared with 1.43 percent at September 30, 2012, and 1.67 percent at December 31, 2011. The allowance for credit losses as a percent of nonaccrual loans, excluding PCI loans, was 162 percent at December 31, 2012, compared with 155 percent at September 30, 2012, and 149 percent at December 31, 2011.

Capital

At December 31, 2012, the Company’s stockholder’s equity was $12.5 billion, up $929 million, or 8 percent, since December 31, 2011, and tangible common equity was $9.3 billion, up $430 million, or 5 percent, since December 31, 2011. The Company’s tangible common equity ratio was 9.92 percent at December 31, 2012, down 28 basis points from 10.20 percent at December 31, 2011, primarily due to the PCBC acquisition. The Basel I Tier 1 common and Tier 1 risk-based capital ratios were 12.35 percent and 12.44 percent, respectively, at December 31, 2012. Additionally, the Basel I Total risk-based capital ratio was 13.93 percent at December 31, 2012.

Non-GAAP Financial Measures

This press release contains certain references to financial measures identified as excluding privatization transaction impact, foreclosed asset expense and other credit costs, (reversal of) provision for losses on off-balance sheet commitments, productivity initiative costs and gains, low income housing credit (LIHC) investment amortization expense, expenses of the LIHC consolidated variable interest entities, merger costs related to acquisitions, debt termination fees from balance sheet repositioning, or gains from securities associated with debt termination fees from balance sheet repositioning, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses or credits. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company’s business results. This press release also includes additional capital ratios (the tangible common equity and Basel I Tier 1 common capital ratios) to facilitate the understanding of the Company’s capital structure and for use in assessing and comparing the quality and composition of UnionBanCal’s capital structure to other financial institutions. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Headquartered in San Francisco, UnionBanCal Corporation is a financial holding company with assets of $97.0 billion at December 31, 2012. Its primary subsidiary, Union Bank, N.A., is a full-service commercial bank providing an array of financial services to individuals, small businesses, middle-market companies, and major corporations. The bank operated 447 branches in California, Washington, Oregon, Texas, Illinois, and New York as well as two international offices, on December 31, 2012. UnionBanCal Corporation is a wholly-owned subsidiary of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a subsidiary of Mitsubishi UFJ Financial Group, Inc. Union Bank is a proud member of the Mitsubishi UFJ Financial Group (MUFG, NYSE:MTU), one of the world’s largest financial organizations. Visit www.unionbank.com for more information.

UnionBanCal Corporation and Subsidiaries
Financial Highlights (Unaudited)
Exhibit 1

						Percent Change to
	As of and for the Three Months Ended					December 31, 2012 from
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	December 31,
(Dollars in millions)	2012	2012	2012	2012	2011	2012	2011
Results of operations:
Net interest income	$668	$654	$659	$653	$640	2%	4
Noninterest income	221	189	175	202	151	17	46
Total revenue	889	843	834	855	791	5	12
Noninterest expense	715	638	599	614	619	12	16
Pre-tax, pre-provision income (1)	174	205	235	241	172	(15)	1
(Reversal of) provision for loan losses	(5)	45	(14)	(1)	7	111	(171)
Income before income taxes and including noncontrolling interests	179	160	249	242	165	12	8
Income tax expense	60	42	67	51	40	43	50
Net income including noncontrolling interests	119	118	182	191	125	1	(5)
Deduct: Net loss from noncontrolling interests	4	6	5	4	4	(33)	-
Net income attributable to UnionBanCal Corporation (UNBC)	$123	$124	$187	$195	$129	(1)	(5)

Balance sheet (end of period):
Total assets	$96,992	$88,185	$87,939	$92,323	$89,676	10	8
Total securities	22,455	22,089	22,890	25,432	24,106	2	(7)
Total loans held for investment	60,034	55,410	54,291	54,322	53,540	8	12
Core deposits (2)	63,769	55,141	53,378	53,125	52,840	16	21
Total deposits	74,255	65,143	63,443	65,089	64,420	14	15
Long-term debt	5,622	5,540	6,444	5,554	6,684	1	(16)
UNBC stockholder's equity	12,491	12,437	12,076	11,821	11,562	-	8

Balance sheet (period average):
Total assets	$92,051	$87,881	$89,479	$89,449	$87,079	5	6
Total securities	21,903	22,496	24,223	24,265	22,721	(3)	(4)
Total loans held for investment	57,242	55,285	54,937	54,149	52,365	4	9
Earning assets	82,776	79,137	80,625	80,503	78,007	5	6
Total deposits	69,601	64,420	64,499	64,425	62,848	8	11
UNBC stockholder's equity	12,559	12,209	11,905	11,621	11,646	3	8

Performance ratios:
Return on average assets (3)	0.54%	0.56%	0.84%	0.88%	0.59%
Return on average UNBC stockholder's equity (3)	3.93	4.03	6.32	6.75	4.39
Return on average assets excluding the impact of privatization transaction and merger costs related to acquisitions (3) (4)	0.68	0.62	0.90	0.93	0.66
Return on average stockholder's equity excluding the impact of privatization transaction and merger costs related to acquisitions (3) (4)	5.93	5.38	8.22	8.73	6.03
Efficiency ratio (5)	80.45	75.61	71.83	71.86	78.27
Adjusted efficiency ratio (5)	70.29	68.37	66.18	68.76	69.12
Net interest margin (3) (6)	3.23	3.32	3.29	3.27	3.29

Capital ratios:
Tier 1 risk-based capital ratio (7)	12.44%	13.77%	13.78%	13.73%	13.82%
Total risk-based capital ratio (7)	13.93	15.51	15.54	15.77	15.98
Leverage ratio (7)	11.18	12.03	11.58	11.35	11.44
Tier 1 common capital ratio (7) (8)	12.35	13.77	13.78	13.73	13.82
Tangible common equity ratio (9)	9.92	11.46	11.04	10.20	10.20

Refer to Exhibit 14 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Financial Highlights (Unaudited)
Exhibit 2

			Percent Change to
	As of and for the Year Ended		December 31, 2012 from
	December 31,	December 31,	December 31,
(Dollars in millions)	2012	2011	2011
Results of operations:
Net interest income	$2,634	$2,478	6%
Noninterest income	787	816	(4)
Total revenue	3,421	3,294	4
Noninterest expense	2,566	2,415	6
Pre-tax, pre-provision income (1)	855	879	(3)
(Reversal of) provision for loan losses	25	(202)	112
Income before income taxes and including noncontrolling interests	830	1,081	(23)
Income tax expense	220	318	(31)
Net income including noncontrolling interests	610	763	(20)
Deduct: Net loss from noncontrolling interests	19	15	27
Net income attributable to UNBC	$629	$778	(19)

Balance sheet (end of period):
Total assets	$96,992	$89,676	8
Total securities	22,455	24,106	(7)
Total loans held for investment	60,034	53,540	12
Core deposits (2)	63,769	52,840	21
Total deposits	74,255	64,420	15
Long-term debt	5,622	6,684	(16)
UNBC stockholder's equity	12,491	11,562	8

Balance sheet (period average):
Total assets	$89,716	$82,435	9
Total securities	23,216	21,001	11
Total loans held for investment	55,407	49,939	11
Earning assets	80,761	73,610	10
Total deposits	65,743	60,066	9
UNBC stockholder's equity	12,075	10,726	13

Performance ratios:
Return on average assets (3)	0.70%	0.94%
Return on average UNBC stockholder's equity (3)	5.21	7.25
Return on average assets excluding the impact of privatization transaction and merger costs related to acquisitions(3) (4)	0.78	1.03
Return on average stockholders' equity excluding the impact of privatization transaction and merger costs related to acquisitions (3) (4)	7.02	9.85
Efficiency ratio (5)	75.01	73.32
Adjusted efficiency ratio (5)	68.43	66.31
Net interest margin (3) (6)	3.28	3.38

Capital ratios:
Tier 1 risk-based capital ratio (7)	12.44%	13.82%
Total risk-based capital ratio (7)	13.93	15.98
Leverage ratio (7)	11.18	11.44
Tier 1 common capital ratio (7) (8)	12.35	13.82
Tangible common equity ratio (9)	9.92	10.20

Refer to Exhibit 14 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Credit Quality (Unaudited)
Exhibit 3

						Percent Change to
	As of and for the Three Months Ended					December 31, 2012 from
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	December 31,
(Dollars in millions)	2012	2012	2012	2012	2011	2012	2011

Credit Data:
(Reversal of) provision for loan losses, excluding FDIC covered loans	$(3)	$43	$(13)	$1	$7	(107)%	(143)%
(Reversal of) provision for FDIC covered loan losses not subject to FDIC indemnification	(2)	2	(1)	(2)	-	(200)	(100)
(Reversal of) provision for losses on off-balance sheet commitments	(10)	(4)	(1)	(2)	2	(150)	nm
Total (reversal of) provision for credit losses	$(15)	$41	$(15)	$(3)	$9	(137)	(267)
Net loans charged off	$5	$42	$31	$53	$28	(88)	(82)
Nonperforming assets	616	637	658	706	782	(3)	(21)
Criticized loans held for investment (10)	1,277	1,520	1,443	1,620	2,007	(16)	(36)
						-	-
Credit Ratios:
Allowance for loan losses to:
Total loans held for investment	1.09%	1.21%	1.21%	1.30%	1.43%
Nonaccrual loans	129.47	125.12	118.63	121.35	119.58
Allowance for credit losses to (11) :
Total loans held for investment	1.28	1.43	1.45	1.54	1.68
Nonaccrual loans	152.67	148.80	142.20	144.01	140.46
Net loans charged off to average total loans held for investment (3)	0.03	0.30	0.22	0.40	0.21
Nonperforming assets to total loans held for investment and Other Real Estate Owned (OREO)	1.02	1.15	1.21	1.30	1.46
Nonperforming assets to total assets	0.63	0.72	0.75	0.76	0.87
Nonaccrual loans to total loans held for investment	0.84	0.96	1.02	1.07	1.19

Excluding purchased credit-impaired loans and FDIC covered OREO (12):
Allowance for loan losses to:
Total loans held for investment	1.11%	1.20%	1.22%	1.30%	1.42%
Nonaccrual loans	137.40	130.29	127.22	129.95	126.26
Allowance for credit losses to (11) :
Total loans held for investment	1.31	1.43	1.46	1.54	1.67
Nonaccrual loans	162.05	155.39	152.64	154.55	148.80
Net loans charged off to average total loans held for investment (3)	0.01	0.29	0.21	0.41	0.21
Nonperforming assets to total loans held for investment and OREO	0.88	0.96	1.01	1.04	1.17
Nonperforming assets to total assets	0.54	0.60	0.62	0.61	0.70
Nonaccrual loans to total loans held for investment	0.81	0.92	0.96	1.00	1.12

	As of and for the		Percent Change to
	Years Ended		December 31, 2012 from
	December 31,	December 31,	December 31,
(Dollars in millions)	2012	2011	2011

Credit Data:
(Reversal of) provision for loan losses, excluding FDIC covered loans	$28	$(200)	114%
(Reversal of) provision for FDIC covered loan losses not subject to FDIC indemnification	(3)	(2)	(50)
(Reversal of) provision for losses on off-balance sheet commitments	(17)	(29)	41
Total (reversal of) provision for credit losses	$8	$(231)	103
Net loans charged off	$131	$236	(44)
Nonperforming assets	616	782	(21)

Credit Ratios:
Net loans charged off to average total loans held for investment (3)	0.24%	0.47%
Nonperforming assets to total assets	0.63	0.87

Excluding purchased credit-impaired loans and FDIC covered OREO (12):
Net loans charged off to average total loans held for investment (3)	0.23%	0.48%
Nonperforming assets to total assets	0.54	0.70

Refer to Exhibit 14 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
Exhibit 4

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in millions)	2012	2012	2012	2012	2011
Interest Income
Loans	$642	$621	$621	$606	$603
Securities	122	129	134	142	134
Other	3	1	-	2	2
Total interest income	767	751	755	750	739

Interest Expense
Deposits	62	56	57	58	57
Commercial paper and other short-term borrowings	1	2	3	3	1
Long-term debt	36	39	36	36	41
Total interest expense	99	97	96	97	99

Net Interest Income	668	654	659	653	640
(Reversal of) provision for loan losses	(5)	45	(14)	(1)	7
Net interest income after (reversal of) provision for loan losses	673	609	673	654	633

Noninterest Income
Service charges on deposit accounts	51	51	52	55	53
Trust and investment management fees	33	29	27	30	31
Trading account activities	33	26	25	31	38
Merchant banking fees	23	24	19	23	22
Securities gains, net	20	41	28	19	-
Brokerage commissions and fees	12	11	11	10	10
Card processing fees, net	8	8	8	8	9
Other	41	(1)	5	26	(12)
Total noninterest income	221	189	175	202	151

Noninterest Expense
Salaries and employee benefits	408	356	351	364	347
Net occupancy and equipment	70	65	64	68	71
Professional and outside services	81	54	47	46	55
Intangible asset amortization	19	20	21	21	32
Regulatory assessments	17	14	16	18	15
(Reversal of) provision for losses on off-balance sheet commitments	(10)	(4)	(1)	(2)	2
Other	130	133	101	99	97
Total noninterest expense	715	638	599	614	619

Income before income taxes and including noncontrolling interests	179	160	249	242	165
Income tax expense	60	42	67	51	40
Net Income including Noncontrolling Interests	119	118	182	191	125
Deduct: Net loss from noncontrolling interests	4	6	5	4	4

Net Income attributable to UNBC	$123	$124	$187	$195	$129

UnionBanCal Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
Exhibit 5

	For the Years Ended
	December 31,	December 31,
(Dollars in millions)	2012	2011
Interest Income
Loans	$2,490	$2,303
Securities	527	538
Other	6	8
Total interest income	3,023	2,849

Interest Expense
Deposits	233	216
Commercial paper and other short-term borrowings	9	6
Long-term debt	147	149
Total interest expense	389	371

Net Interest Income	2,634	2,478
(Reversal of) provision for loan losses	25	(202)
Net interest income after (reversal of) provision for loan losses	2,609	2,680

Noninterest Income
Service charges on deposit accounts	209	206
Trust and investment management fees	119	132
Trading account activities	115	126
Securities gains, net	108	58
Merchant banking fees	89	97
Brokerage commissions and fees	44	47
Card processing fees, net	32	59
Other	71	91
Total noninterest income	787	816

Noninterest Expense
Salaries and employee benefits	1,479	1,385
Net occupancy and equipment	267	267
Professional and outside services	228	209
Intangible asset amortization	81	106
Regulatory assessments	65	69
(Reversal of) provision for losses on off-balance sheet commitments	(17)	(29)
Other	463	408
Total noninterest expense	2,566	2,415

Income before income taxes and including noncontrolling interests	830	1,081
Income tax expense	220	318
Net Income including Noncontrolling Interests	610	763
Deduct: Net loss from noncontrolling interests	19	15

Net Income attributable to UNBC	$629	$778

UnionBanCal Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
Exhibit 6

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in millions except for per share amount)	2012	2012	2012	2012	2011
Assets
Cash and due from banks	$1,845	$1,237	$1,396	$1,371	$1,419
Interest bearing deposits in banks	3,477	1,703	1,479	3,260	2,764
Federal funds sold and securities purchased under resale agreements	169	32	46	8	12
Total cash and cash equivalents	5,491	2,972	2,921	4,639	4,195
Trading account assets (includes $1 at December 31, 2012; $3 at September 30, 2012; $34 at June 30, 2012; $3 at March 31, 2012; and $14 at December 31, 2011 of assets pledged as collateral)	1,208	1,236	1,237	1,177	1,135
Securities available for sale	21,352	20,907	20,545	23,366	22,833
Securities held to maturity (Fair value: December 31, 2012, $1,135; September 30, 2012, $1,224; June 30, 2012, $2,536; March 31, 2012, $2,278; and December 31, 2011, $1,429)	1,103	1,182	2,345	2,066	1,273
Loans held for investment	60,034	55,410	54,291	54,322	53,540
Allowance for loan losses	(653)	(668)	(656)	(704)	(764)
Loans held for investment, net	59,381	54,742	53,635	53,618	52,776
Premises and equipment, net	710	637	649	663	684
Intangible assets, net	376	298	318	341	360
Goodwill	2,942	2,457	2,457	2,456	2,457
FDIC indemnification asset	338	401	449	521	598
Other assets	4,091	3,353	3,383	3,476	3,365
Total assets	$96,992	$88,185	$87,939	$92,323	$89,676

Liabilities
Deposits:
Noninterest bearing	$25,478	$21,490	$20,777	$20,488	$20,598
Interest bearing	48,777	43,653	42,666	44,601	43,822
Total deposits	74,255	65,143	63,443	65,089	64,420
Commercial paper and other short-term borrowings	1,363	2,091	3,035	6,680	3,683
Long-term debt	5,622	5,540	6,444	5,554	6,684
Trading account liabilities	895	952	976	922	1,040
Other liabilities	2,102	1,763	1,712	1,996	2,019
Total liabilities	84,237	75,489	75,610	80,241	77,846

Equity
UNBC Stockholder's Equity:
Common stock, par value $1 per share:
Authorized 300,000,000 shares; 136,330,830 shares issued and outstanding as of December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012 and December 31, 2011	136	136	136	136	136
Additional paid-in capital	5,994	5,989	5,985	5,992	5,989
Retained earnings	6,875	6,752	6,628	6,441	6,246
Accumulated other comprehensive loss	(514)	(440)	(673)	(748)	(809)
Total UNBC stockholder's equity	12,491	12,437	12,076	11,821	11,562
Noncontrolling interests	264	259	253	261	268
Total equity	12,755	12,696	12,329	12,082	11,830
Total liabilities and equity	$96,992	$88,185	$87,939	$92,323	$89,676

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 7

	For the Three Months Ended
	December 31, 2012			September 30, 2012
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in millions)	Balance	Expense (6)	Rate (3)(6)	Balance	Expense (6)	Rate (3)(6)
Assets
Loans held for investment: (13)
Commercial and industrial	$20,585	$195	3.78%	$20,389	$192	3.75%
Commercial mortgage	8,814	91	4.12	8,064	81	4.02
Construction	687	8	4.24	650	6	3.76
Lease financing	987	11	4.50	982	10	4.10
Residential mortgage	21,914	220	4.01	21,022	218	4.17
Home equity and other consumer loans	3,527	33	3.79	3,557	34	3.74
Loans, before purchased credit-impaired loans	56,514	558	3.94	54,664	541	3.96
Purchased credit-impaired loans	728	85	46.39	621	80	51.23
Total loans held for investment	57,242	643	4.48	55,285	621	4.49
Securities	21,903	125	2.28	22,496	132	2.34
Interest bearing deposits in banks	3,250	2	0.26	941	-	0.24
Federal funds sold and securities purchased under resale agreements	79	-	0.20	62	-	0.19
Trading account assets	140	-	0.35	228	1	0.53
Other earning assets	162	-	0.49	125	-	0.15
Total earning assets	82,776	770	3.71	79,137	754	3.81
Allowance for loan losses	(673)			(657)
Cash and due from banks	1,375			1,258
Premises and equipment, net	663			646
Other assets	7,910			7,497
Total assets	$92,051			$87,881
Liabilities
Interest bearing deposits:
Transaction and money market accounts	$28,988	18	0.25	$26,517	15	0.23
Savings	5,436	2	0.14	5,222	2	0.16
Time	11,571	42	1.42	11,361	39	1.39
Total interest bearing deposits	45,995	62	0.53	43,100	56	0.53
Commercial paper and other short-term borrowings (14)	1,482	1	0.28	2,541	2	0.25
Long-term debt	5,562	36	2.61	5,963	39	2.57
Total borrowed funds	7,044	37	2.12	8,504	41	1.88
Total interest bearing liabilities	53,039	99	0.74	51,604	97	0.75
Noninterest bearing deposits	23,606			21,320
Other liabilities	2,588			2,494
Total liabilities	79,233			75,418
Equity
UNBC Stockholder's equity	12,559			12,209
Noncontrolling interests	259			254
Total equity	12,818			12,463
Total liabilities and equity	$92,051			$87,881

Net interest income/spread (taxable-equivalent basis)		671	2.97%		657	3.06%
Impact of noninterest bearing deposits			0.23			0.22
Impact of other noninterest bearing sources			0.03			0.04
Net interest margin			3.23			3.32
Less: taxable-equivalent adjustment		3			3
Net interest income		$668			$654

Refer to Exhibit 14 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 8

	For the Three Months Ended
	December 31, 2012			December 31, 2011
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in millions)	Balance	Expense (6)	Rate (3)(6)	Balance	Expense (6)	Rate (3)(6)
Assets
Loans held for investment: (13)
Commercial and industrial	$20,585	$195	3.78%	$18,268	$174	3.77%
Commercial mortgage	8,814	91	4.12	8,086	84	4.12
Construction	687	8	4.24	893	9	3.77
Lease financing	987	11	4.50	1,073	14	5.45
Residential mortgage	21,914	220	4.01	19,298	223	4.61
Home equity and other consumer loans	3,527	33	3.79	3,728	38	4.03
Loans, before purchased credit-impaired loans	56,514	558	3.94	51,346	542	4.20
Purchased credit-impaired loans	728	85	46.39	1,019	63	24.88
Total loans held for investment	57,242	643	4.48	52,365	605	4.60
Securities	21,903	125	2.28	22,721	134	2.36
Interest bearing deposits in banks	3,250	2	0.26	2,591	2	0.26
Federal funds sold and securities purchased under resale agreements	79	-	0.20	61	-	0.16
Trading account assets	140	-	0.35	141	-	0.65
Other earning assets	162	-	0.49	128	-	0.33
Total earning assets	82,776	770	3.71	78,007	741	3.79
Allowance for loan losses	(673)			(780)
Cash and due from banks	1,375			1,342
Premises and equipment, net	663			678
Other assets	7,910			7,832
Total assets	$92,051			$87,079
Liabilities
Interest bearing deposits:
Transaction and money market accounts	$28,988	18	0.25	$24,763	14	0.22
Savings	5,436	2	0.14	5,338	3	0.17
Time	11,571	42	1.42	12,863	40	1.23
Total interest bearing deposits	45,995	62	0.53	42,964	57	0.51
Commercial paper and other short-term borrowings (14)	1,482	1	0.28	2,733	1	0.23
Long-term debt	5,562	36	2.61	6,977	41	2.35
Total borrowed funds	7,044	37	2.12	9,710	42	1.75
Total interest bearing liabilities	53,039	99	0.74	52,674	99	0.74
Noninterest bearing deposits	23,606			19,884
Other liabilities	2,588			2,606
Total liabilities	79,233			75,164
Equity
UNBC Stockholder's equity	12,559			11,646
Noncontrolling interests	259			269
Total equity	12,818			11,915
Total liabilities and equity	$92,051			$87,079

Net interest income/spread (taxable-equivalent basis)		671	2.97%		642	3.05%
Impact of noninterest bearing deposits			0.23			0.20
Impact of other noninterest bearing sources			0.03			0.04
Net interest margin			3.23			3.29
Less: taxable-equivalent adjustment		3			2
Net interest income		$668			$640

Refer to Exhibit 14 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 9

	For the Years Ended
	December 31, 2012			December 31, 2011
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in millions)	Balance	Expense (6)	Rate (3)(6)	Balance	Expense (6)	Rate (3)(6)
Assets
Loans held for investment: (13)
Commercial and industrial	$20,196	$768	3.80%	$16,598	$650	3.92%
Commercial mortgage	8,357	339	4.06	7,858	335	4.26
Construction	712	30	4.15	1,084	44	4.04
Lease financing	1,001	43	4.30	830	38	4.60
Residential mortgage	20,778	874	4.21	18,562	885	4.77
Home equity and other consumer loans	3,602	138	3.83	3,771	158	4.20
Loans, before purchased credit-impaired loans	54,646	2,192	4.01	48,703	2,110	4.33
Purchased credit-impaired loans	761	304	39.92	1,236	201	16.29
Total loans held for investment	55,407	2,496	4.50	49,939	2,311	4.63
Securities	23,216	534	2.30	21,001	539	2.57
Interest bearing deposits in banks	1,756	4	0.26	2,373	7	0.25
Federal funds sold and securities purchased under resale agreements	67	-	0.21	72	-	0.12
Trading account assets	173	1	0.52	149	1	0.80
Other earning assets	142	-	0.25	76	-	0.73
Total earning assets	80,761	3,035	3.76	73,610	2,858	3.88
Allowance for loan losses	(701)			(933)
Cash and due from banks	1,318			1,263
Premises and equipment, net	660			689
Other assets	7,678			7,806
Total assets	$89,716			$82,435
Liabilities
Interest bearing deposits:
Transaction and money market accounts	$26,696	61	0.23	$24,434	57	0.23
Savings	5,312	8	0.15	5,226	12	0.23
Time	12,368	164	1.32	11,994	147	1.22
Total interest bearing deposits	44,376	233	0.53	41,654	216	0.52
Commercial paper and other short-term borrowings (14)	3,256	9	0.27	2,663	6	0.23
Long-term debt	5,820	147	2.53	6,578	149	2.27
Total borrowed funds	9,076	156	1.72	9,241	155	1.68
Total interest bearing liabilities	53,452	389	0.73	50,895	371	0.73
Noninterest bearing deposits	21,367			18,412
Other liabilities	2,562			2,133
Total liabilities	77,381			71,440
Equity
UNBC Stockholder's equity	12,075			10,726
Noncontrolling interests	260			269
Total equity	12,335			10,995
Total liabilities and equity	$89,716			$82,435

Net interest income/spread (taxable-equivalent basis)		2,646	3.03%		2,487	3.15%
Impact of noninterest bearing deposits			0.21			0.19
Impact of other noninterest bearing sources			0.04			0.04
Net interest margin			3.28			3.38
Less: taxable-equivalent adjustment		12			9
Net interest income		$2,634			$2,478

Refer to Exhibit 14 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Loans and Nonperforming Assets (Unaudited)
Exhibit 10

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in millions)	2012	2012	2012	2012	2011

Loans held for investment (period end)
Loans held for investment:
Commercial and industrial	$20,827	$20,124	$19,465	$19,429	$19,226
Commercial mortgage	9,939	8,293	8,188	8,510	8,175
Construction	627	678	613	776	870
Lease financing	1,104	962	994	1,023	965
Total commercial portfolio	32,497	30,057	29,260	29,738	29,236
Residential mortgage	22,705	21,335	20,729	20,081	19,625
Home equity and other consumer loans	3,647	3,494	3,604	3,654	3,730
Total consumer portfolio	26,352	24,829	24,333	23,735	23,355
Loans held for investment, before purchased credit-impaired loans	58,849	54,886	53,593	53,473	52,591
Purchased credit-impaired loans	1,185	524	698	849	949
Total loans held for investment	$60,034	$55,410	$54,291	$54,322	$53,540

Nonperforming Assets (period end)
Nonaccrual loans:
Commercial and industrial	$48	$36	$75	$71	$127
Commercial mortgage	65	91	101	120	139
Construction	-	-	-	16	16
Total commercial portfolio	113	127	176	207	282
Residential mortgage	306	325	293	301	285
Home equity and other consumer loans	56	52	44	26	24
Total consumer portfolio	362	377	337	327	309
Nonaccrual loans, before purchased credit-impaired loans	475	504	513	534	591
Purchased credit-impaired loans	30	30	40	46	47
Total nonaccrual loans	505	534	553	580	638

OREO	45	22	26	24	27
FDIC covered OREO	66	81	79	102	117

Total nonperforming assets	$616	$637	$658	$706	$782

Total nonperforming assets, excluding purchased credit-impaired loans and FDIC covered OREO	$520	$526	$539	$558	$618

Loans 90 days or more past due and still accruing (15)	$1	$1	$1	$2	$1

Refer to Exhibit 14 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Allowance for Credit Losses (Unaudited)
Exhibit 11

	As of and for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in millions)	2012	2012	2012	2012	2011

Analysis of Allowance for Credit Losses
Balance, beginning of period	$668	$656	$704	$764	$768

(Reversal of) provision for loan losses, excluding FDIC covered loans	(3)	43	(13)	1	7
(Reversal of) provision for FDIC covered loan losses not subject to
FDIC indemnification	(2)	2	(1)	(2)	-
Increase (decrease) in allowance covered by FDIC indemnification	(4)	8	(3)	(6)	-
Other (16)	(1)	1	-	-	17

Loans charged off:
Commercial and industrial	(6)	(12)	(10)	(34)	(7)
Commercial mortgage	(3)	(1)	(5)	(6)	(14)
Construction	-	-	(11)	-	-
Lease financing	-	-	-	-	(14)
Total commercial portfolio	(9)	(13)	(26)	(40)	(35)
Residential mortgage	(6)	(22)	(9)	(12)	(9)
Home equity and other consumer loans	(9)	(19)	(7)	(11)	(10)
Total consumer portfolio	(15)	(41)	(16)	(23)	(19)
FDIC covered loans	(8)	(3)	(2)	-	-
Total loans charged off	(32)	(57)	(44)	(63)	(54)

Recoveries of loans previously charged off:
Commercial and industrial	6	7	8	4	8
Commercial mortgage	10	5	-	3	15
Construction	2	1	5	1	2
Lease financing	5	-	-	-	-
Total commercial portfolio	23	13	13	8	25
Home equity and other consumer loans	1	1	-	1	-
Total consumer portfolio	1	1	-	1	-
FDIC covered loans	3	1	-	1	1
Total recoveries of loans previously charged off	27	15	13	10	26
Net loans charged off	(5)	(42)	(31)	(53)	(28)

Ending balance of allowance for loan losses	653	668	656	704	764
Allowance for losses on off-balance sheet commitments	117	126	130	131	133
Total allowance for credit losses	$770	$794	$786	$835	$897

Components of allowance for loan losses:
Allowance for loan losses, excluding allowance on purchased credit-impaired loans	$652	$656	$652	$694	$747
Allowance for loan losses on purchased credit-impaired loans	1	12	4	10	17

Total allowance for loan losses	$653	$668	$656	$704	$764

Refer to Exhibit 14 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Securities Available for Sale (Unaudited)
Exhibit 12

					Fair Value	Fair Value
	December 31, 2012		September 30, 2012		Amount Change from	% Change from
	Amortized	Fair	Amortized	Fair	September 30,	September 30,
(Dollars in millions)	Cost	Value	Cost	Value	2012	2012

U.S. government sponsored agencies	$866	$885	$2,599	$2,629	$(1,744)	(66)%
Residential mortgage-backed securities:
U.S. government and government sponsored agencies	13,104	13,333	11,687	11,970	1,363	11
Privately issued	445	443	505	498	(55)	(11)
Commercial mortgage-backed securities	2,863	2,971	2,251	2,361	610	26
Collateralized loan obligations	1,996	1,959	1,652	1,590	369	23
Other debt securities	1,783	1,742	1,804	1,755	(13)	(1)
Equity securities	19	19	104	104	(85)	(82)
Total securities available for sale	$21,076	$21,352	$20,602	$20,907	$445	2%

UnionBanCal Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures (Unaudited)
Exhibit 13

The following table presents a reconciliation between certain Generally Accepted Accounting Principles (GAAP) amounts and specific non-GAAP measures as used to compute selected non-GAAP financial ratios.

	As of and for the Three Months Ended					For the Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in millions)	2012	2012	2012	2012	2011	2012	2011

Net income attributable to UNBC	$123	$124	$187	$195	$129	$629	$778
Adjustments for merger costs related to acquisitions, net of tax	26	3	2	1	-	32	14
Net adjustments for privatization transaction, net of tax	2	5	7	6	10	20	29
Net income attributable to UNBC, excluding impact of privatization transaction and merger costs related to acquisitions	$151	$132	$196	$202	$139	$681	$821

Average total assets	$92,051	$87,881	$89,479	$89,449	$87,079	$89,716	$82,435
Net adjustments related to privatization transaction	2,345	2,359	2,377	2,394	2,419	2,368	2,448
Average total assets, excluding impact of privatization transaction	$89,706	$85,522	$87,102	$87,055	$84,660	$87,348	$79,987
Return on average assets (3)	0.54%	0.56%	0.84%	0.88%	0.59%	0.70%	0.94%
Return on average assets, excluding impact of privatization transaction and merger costs related to acquisitions (3) (4)	0.68	0.62	0.90	0.93	0.66	0.78	1.03

Average UNBC stockholder's equity	$12,559	$12,209	$11,905	$11,621	$11,646	$12,075	$10,726
Adjustments for merger costs related to acquisitions	(15)	(5)	(2)	-	-	(6)	-
Net adjustments for privatization transaction	2,360	2,366	2,371	2,375	2,380	2,368	2,388
Average UNBC stockholder's equity, excluding impact of privatization transaction and merger costs related to acquisitions	$10,214	$9,848	$9,536	$9,246	$9,266	$9,713	$8,338
Return on average UNBC stockholder's equity (3)	3.93%	4.03%	6.32%	6.75%	4.39%	5.21%	7.25%
Return on average UNBC stockholder's equity, excluding impact of privatization transaction and merger costs related to acquisitions(3) (4)	5.93	5.38	8.22	8.73	6.03	7.02	9.85

Noninterest expense	$715	$638	$599	$614	$619	$2,566	$2,415
Less: Foreclosed asset expense and other credit costs	6	-	1	1	3	8	12
Less: (Reversal of) provision for losses on off-balance sheet commitments	(10)	(4)	(1)	(2)	2	(17)	(29)
Less: Productivity initiative costs	19	10	2	6	14	37	56
Less: Low income housing credit (LIHC) investment amortization expense	17	15	18	13	23	63	69
Less: Expenses of the LIHC consolidated VIEs	6	10	8	7	6	31	24
Less: Merger costs related to acquisitions	43	6	3	1	-	53	24
Less: Net adjustments related to privatization transaction	17	21	21	22	32	81	109
Less: Debt termination fees from balance sheet repositioning	-	30	-	-	-	30	-
Noninterest expense, as adjusted (a)	$617	$550	$547	$566	$539	$2,280	$2,150

Total revenue	$889	$843	$834	$855	$791	$3,421	$3,294
Add: Net interest income taxable-equivalent adjustment	3	3	3	3	2	12	9
Less: Productivity initiative gains	-	-	-	23	-	23	-
Less: Accretion related to privatization-related fair value adjustments	15	12	10	11	15	48	62
Less: Gains from securities associated with debt termination fees from balance sheet repositioning	-	30	-	-	-	30	-
Total revenue, as adjusted (b)	$877	$804	$827	$824	$778	$3,332	$3,241
Adjusted efficiency ratio (a)/(b) (5)	70.29	68.37	66.18	68.76	69.12	68.43	66.31

Total UNBC stockholder's equity	$12,491	$12,437	$12,076	$11,821	$11,562
Less: Goodwill	2,942	2,457	2,457	2,456	2,457
Less: Intangible assets, except mortgage servicing rights (MSRs)	373	298	318	341	360
Less: Deferred tax liabilities related to goodwill and intangible assets	(129)	(117)	(115)	(123)	(130)
Tangible common equity (c)	$9,305	$9,799	$9,416	$9,147	$8,875
Tier 1 capital, determined in accordance with regulatory requirements	$9,864	$10,196	$10,049	$9,853	$9,641
Less: Trust preferred securities	66	-	-	-	-
Tier 1 common equity (d)	$9,798	$10,196	$10,049	$9,853	$9,641
Total assets	$96,992	$88,185	$87,939	$92,323	$89,676
Less: Goodwill	2,942	2,457	2,457	2,456	2,457
Less: Intangible assets, except MSRs	373	298	318	341	360
Less: Deferred tax liabilities related to goodwill and intangible assets	(129)	(117)	(115)	(123)	(130)
Tangible assets (e)	$93,806	$85,547	$85,279	$89,649	$86,989
Risk-weighted assets, determined in accordance with regulatory requirements (f) (7)	$79,321	$74,065	$72,905	$71,752	$69,738
Tangible common equity ratio (c)/(e) (9)	9.92%	11.46%	11.04%	10.20%	10.20%
Tier 1 common capital ratio (d)/(f) (7) (8)	12.35	13.77	13.78	13.73	13.82

Refer to Exhibit 14 for footnote explanations.

UnionBanCal Corporation and Subsidiaries

Footnotes
Exhibit 14

(1)	Pre-tax, pre-provision income is total revenue less noninterest expense. Management believes that this is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover loan losses through a credit cycle.

(2)	Core deposits exclude brokered deposits, foreign time deposits and domestic time deposits greater than $250,000.

(3)	Annualized.

(4)	These ratios exclude the impact of the privatization transaction and merger costs related to acquisitions. Management believes that these ratios provide useful supplemental information regarding UnionBanCal's business results. Please refer to Exhibit 13 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(5)	The efficiency ratio is total noninterest expense as a percentage of total revenue (net interest income and noninterest income). The adjusted efficiency ratio, a non-GAAP financial measure, is adjusted noninterest expense (noninterest expense excluding privatization-related expenses and fair value amortization/accretion, foreclosed asset expense and other credit costs, (reversal of) provision for losses on off-balance sheet commitments, low income housing credit (LIHC) investment amortization expense, expenses of the LIHC consolidated VIEs, merger costs related to acquisitions, certain costs related to productivity initiatives and debt termination fees from balance sheet repositioning) as a percentage of adjusted total revenue (net interest income (taxable-equivalent basis) and noninterest income), excluding impact of privatization, gains from productivity initiatives related to the sale of certain business units in 2012 and gains from securities associated with debt termination fees from balance sheet repositioning. Management discloses the adjusted efficiency ratio as a measure of the efficiency of our operations, focusing on those costs most relevant to our business activities. Please refer to Exhibit 13 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(6)	Yields, interest income and net interest margin are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.

(7)	Estimated as of December 31, 2012.

(8)	The Tier 1 common capital ratio is the ratio of Tier 1 capital, less qualifying trust preferred securities, if any, to risk-weighted assets. The Tier 1 common capital ratio, a non-GAAP financial measure, facilitates the understanding of UnionBanCal's capital structure and is used to assess and compare the quality and composition of UnionBanCal's capital structure to other financial institutions. Please refer to Exhibit 13 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(9)	The tangible common equity ratio, a non-GAAP financial measure, is calculated as tangible common equity divided by tangible assets. The methodology for determining tangible common equity may differ among companies. The tangible common equity ratio facilitates the understanding of UnionBanCal's capital structure and is used to assess and compare the quality and composition of UnionBanCal's capital structure to other financial institutions. Please refer to Exhibit 13 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(10)	Criticized loans held for investment reflect loans in the commercial portfolio segment that are monitored for credit quality based on internal ratings. Amounts exclude small business loans, which are monitored by business credit score and delinquency status.

(11)	The allowance for credit losses ratios include the allowances for loan losses and losses on off-balance sheet commitments.

(12)	These ratios exclude the impact of all purchased credit-impaired loans and FDIC covered OREO. Purchased credit-impaired loans and OREO related to the April 2010 acquisitions of certain assets and assumption of certain liabilities of Frontier Bank and Tamalpais Bank are covered under loss share agreements between Union Bank, N.A. and the Federal Deposit Insurance Corporation. Management believes the exclusion of purchased credit-impaired loans and FDIC covered OREO from certain asset quality ratios that include nonperforming loans, nonperforming assets, net loans charged off, total loans held for investment and the allowance for loan losses or credit losses in the numerator or denominator provides a better perspective into underlying asset quality trends.

(13)	Average balances on loans outstanding include all nonperforming loans. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.

(14)	Includes interest bearing trading liabilities.

(15)	Excludes loans totaling $124 million, $88 million, $124 million, $144 million, and $165 million that are 90 days or more past due and still accruing at December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012, and December 31, 2011 respectively, which consist of loans accounted for in accordance with the accounting standards for purchased credit-impaired loans. The past due status of individual loans within the pools is not a meaningful indicator of credit quality, as potential credit losses are measured at the loan pool level.

(16)	"Other" includes a $16 million allowance for loan losses transfer attributed to an internal reorganization on October 1, 2011 in which The Bank of Tokyo-Mitsubishi UFJ transferred its trust company, The Bank of Tokyo-Mitsubishi UFJ Trust Company (BTMUT) to UnionBanCal.

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UnionBanCal Corporation
Thomas Taggart, 415-765-2249
Corporate Communications
Michelle Crandall, 415-765-2780
Investor Relations